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                                                                    Exhibit 10.4

                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

         This Amendment No. 1 is made to the Employment Agreement by and between York International Corporation, a Delaware corporation (the "Company"), and _______________________________________ (the "Executive"), dated as of the
________ day of _____________, _______ (the "Agreement"), and is effective the 23rd day of May, 2002.

         The parties hereto, intending to be legally bound, hereby agree as follows:

         1. Section 3(b) (ii) of the Agreement shall be modified to delete the reference to "the 1996 Incentive Compensation Plan" and to substitute "the 2002 Incentive Compensation Plan."

         2. Section 5(a) (i) B of the Agreement shall be modified by deleting the parenthetical "(based on the adjusted EV bonus amount for the Fiscal Year in which the Date of Termination occurs, the "Adjusted EV Bonus")" and replacing it with "(based on the annual target bonus for the Fiscal Year in which the Date of Termination occurs, the "Annual Target Bonus").

         3. Section 5(a) (i) C of the Agreement shall be modified by deleting the term "Adjusted EV Bonus" and substituting "Annual Target Bonus."

         4. Section 9(d) of the Agreement shall be modified by deleting "Adjusted EV Bonus" and substituting "Annual Target Bonus."

         5. All other provisions of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Employment Agreement as of the day and year first above written.



                                        _____________________________________


                                        YORK INTERNATIONAL CORPORATION


                                        By:__________________________________